Exhibit 99.2

March 17, 2008

VIA ELECTRONIC DELIVERY and

NATIONAL OVERNIGHT COURIER

Aladdin Holdco, Inc. (n/k/a Aladdin Solutions, Inc.)

Aladdin Merger Sub, Inc.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: Paul C. Schorr IV

Re: Agreement and Plan of Merger dated as of May 17, 2007, among Alliance Data Systems Corporation (“ADS” or the “Company”), Aladdin Holdco, Inc. (n/k/a Aladdin Solutions, Inc.) (“Parent”) and Aladdin Merger Sub, Inc. (“Merger Sub”) (the “Merger Agreement”)

Dear Mr. Schorr:

ADS hereby gives notice to Parent and Merger Sub of the following breaches of the Merger Agreement:

Section 6.5.1 – Parent and Merger Sub agreed to use “reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under the applicable Laws to consummate and make effective, in the most expeditious manner practicable, the transactions provided for in this Agreement including, but not limited to (i) preparing and filing as soon as practicable . . . all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals. . . relating to banking or other regulatory matters, including (c) filings pursuant to any federal or state banking Laws, including the Change in Bank Control Act, the Bank Merger Act, the Bank Holding Company Act of 1956, as amended, and the Home Owners’ Loan Act, as amended, [and] (ii) causing the satisfaction of all conditions set forth in Article 7….” Parent and Merger Sub have breached this provision by, among other things, failing to timely obtain, and failing to cause to be timely obtained, approval by the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”). As recently as March 13, Blackstone has engaged in protracted negotiations with the OCC, and at no time have you or your affiliates simply requested that the OCC and FDIC issue the approvals. The breach of Section 6.5.1 further includes, without limitation, attempting to delay the approval process to a date beyond the Termination Date,1 taking positions that Blackstone knew or should have known the OCC would find unacceptable and not conducive to obtaining the approvals (despite ADS’s recommendations that the OCC’s requests and positions be accepted), making offers that Blackstone knew or should have known the OCC would reject, and deciding that Blackstone did not like and was unwilling (as opposed to being unable) to accept terms proposed by the OCC. In addition, Parent and Merger Sub breached this provision by voluntarily and materially modifying the Debt Commitment Letters, specifically by agreeing to the October 12, 2007 Project Aladdin Amendment to Amended and Restated Commitment (the “Debt Amendment”),2 effectively giving away more than $400,000,000 of the Company’s assets to the banks before having satisfied the conditions to closing.

Section 6.5.3 – Parent and Merger Sub agreed that they would “furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions provided for in this Agreement.” Parent and Merger Sub have breached this provision by, among other things, failing to be responsive to the OCC’s information request in its January 23, 2008 letter to Blackstone’s banking counsel, as outlined in the OCC’s March 5, 2008 letter. The OCC stated in its March 5th letter that the failure by Blackstone to be responsive to its previous request for information has resulted in Blackstone’s Change in Bank Control Act Notice being incomplete.

Section 6.5.4 – Parent and Merger Sub agreed that they would “subject to Section 6.5.5 below, respond as promptly as reasonably practicable under the circumstances . . . to all inquiries and requests received from any state or federal banking regulator. . . .” Parent and Merger Sub breached this provision by failing to respond to several inquiries and responses from the OCC and the FDIC as promptly as reasonably practicable under the circumstances, including, without limitation, as specifically noted by the OCC in its March 5 letter.

Section 6.5.6 – Parent and Merger Sub agreed that they would not, and that they would cause each member of the Parent Group to not, take or cause or permit to be taken any action “which would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.” Parent and Merger Sub breached this provision by, without limitation, taking (and failing to cause members of the Parent Group not to take) positions before the OCC and the FDIC that Parent and Merger Sub knew would frustrate or delay the approval process, and submitting (and

[1]	Except where noted, capitalized terms herein have the meanings assigned in the Merger Agreement.
[2]

This October 12, 2007 Project Aladdin Amendment to the Amended and Restated Commitment Letter is between Aladdin Merger Sub, Inc., and each of Credit Suisse, Credit Suisse Securities (USA) LLC, Bank of America, N.A., Banc of America Securities LLC, Banc of America Bridge LLC, Lehman Commercial Paper Inc., Lehman Brothers Commercial Bank, Lehman Brothers Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Bank of Montreal, BMO Capital Markets Corp., SunTrust Bank and SunTrust Capital Markets, Inc.

failing to cause members of the Parent Group not to submit) proposals to the OCC that Parent and Merger Sub knew would be rejected, thus preventing and materially impairing the consummation of the transactions contemplated by the Merger Agreement. Parent and Merger Sub also breached this provision by voluntarily agreeing to the Debt Amendment, pledging more than $400,000,000 of the Company’s assets to the banks before having satisfied the conditions to closing.

Section 6.14.1 – Parent and Merger Sub agreed that the Debt Commitment Letters would not be “amended or superseded” in a manner that would “reasonably be expected to delay or prevent the Closing.” As detailed above, Parent and Merger Sub breached this provision by entering into the Debt Amendment.

Section 5.3.2 – Parent and Merger Sub represented, among other things, that the “performance by Parent and Merger Sub of this Agreement do not require any consent, approval, authorization or permit of… any… other Person,” which would include The Blackstone Group and Blackstone Capital Partners V. To avoid obtaining regulatory approvals, the Blackstone entities have now taken the position that Parent and Merger Sub do not have (and, in fact, never had) the power and authority to perform their obligations under the Merger Agreement and to consummate the transactions provided in the Merger Agreement, including those obligations set out in Section 6.5.1 and 6.14, without the consent, approval, authorization or permit of their upstream affiliates. This position constitutes a breach of the representations in Section 5.3.2. Moreover, this position also constitutes a breach of the representations in Section 5.2.

Section 5.6.1 – Parent and Merger Sub represented that “the aggregate proceeds contemplated by the Commitments, when funded in accordance with their terms, together with the available cash of the Company, will in the aggregate be sufficient to (i) consummate the Merger upon the terms contemplated by this Agreement . . . and (iii) pay all related fees and expenses.” Parent and Merger Sub have breached this provision by, without limitation, claiming that the debt commitment and equity commitment are not sufficient to enable the regulatory approvals to be obtained.

While ADS is not required to detail or explain these breaches, the preceding non-exhaustive list is provided to aid in curing said breaches, to the extent the breaches are curable, as provided for in Section 8.1(c)(i), and ADS reserves the right to assert any and all other breaches of the Merger Agreement in the future. ADS demands that Parent and Merger Sub perform their respective obligations under the Merger Agreement so that the remaining conditions to Closing can be satisfied and the transaction consummated.

We also notify you under Section 6.6 of the Merger Agreement that these breaches are likely to cause the failure of one or more conditions to Closing.

Sincerely,

/s/ J. Michael Parks
J. Michael Parks
Chief Executive Officer

cc:	Alan M. Utay
Wilson S. Neely
Thomas W. Christopher
Jeffrey D. Symons
Joseph L. Motes III